                                                                   EXHIBIT 10.20


                        CAPITAL CONTRIBUTION AGREEMENT
                        ------------------------------


  THIS CAPITAL CONTRIBUTION AGREEMENT is dated as of the 29th day of May, 1998 (as amended, restated or otherwise modified from time to time, this "Agreement"), and entered into among ABRY Broadcast Partners II, L.P., a Delaware limited partnership ("ABRY"), Pinnacle Towers Inc., a Delaware corporation (the "Company") and wholly-owned subsidiary of Pinnacle Holdings Inc., a Delaware corporation (the "Parent"), the Parent, the Lenders signatory hereto, and NationsBank, N.A., a national banking association, individually and as Administrative Lender (in such latter capacity, the "Administrative Lender").


                                  BACKGROUND:
                                  ----------


  The Company, the Lenders and the Administrative Lender entered into a Third Amended and Restated Credit Agreement, dated as of May 29, 1998 (as amended, restated, or otherwise modified from time to time, the "Credit Agreement");

  The Parent has guaranteed the obligations of the Company under the Credit Agreement;

  It is a condition precedent to making Advances (as that term is defined in the Credit Agreement) that the parties hereto execute, deliver, and perform this Agreement;

  NOW, THEREFORE, for valuable consideration hereby acknowledged, ABRY, the Company, the Parent, the Lenders and the Administrative Lender agree as follows:

  SECTION 1.  Definitions.  Unless specifically defined or redefined below,
              -----------
capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

  SECTION 2.  Capital Contributions.
              ---------------------

(a) No later than the fortieth (40th) day following each Quarterly Date throughout the term of this Agreement, or if later for any quarterly period, the twelfth (12th) Business Day after receipt by ABRY of the report referred to in the next two sentences for such quarterly period, ABRY agrees to make a capital contribution to the Parent in immediately available funds in an amount equal to 100% of the amount of the General and Administrative Expenses for the fiscal quarter ending on such Quarterly Date, as specified in the report described in the following two sentences, and the Parent agrees in turn immediately to make a capital contribution to the Company (in immediately available funds) in the amount so contributed by ABRY; provided that this Agreement shall not require ABRY to make any capital contributions in an amount which would cause the aggregate amount of the capital contributions made by ABRY to the Parent or the Company to exceed $50,000,000, including capital contributions previously made. No later than the 20th day immediately following each Quarterly Date throughout the term of this Agreement, the Company shall deliver to the Parent and ABRY (with a copy to the

     Administrative Lender) a written report of the amount of General and Administrative Expenses for the fiscal quarter ending on such Quarterly Date as specified in the consolidated financial statements of the Company for such fiscal quarter. In the event that the Company fails to deliver to ABRY and the Parent the report specified in the preceding sentence, then the Administrative Lender shall have the right to deliver the consolidated financial statements of the Company for the fiscal quarter ending on such Quarterly Date to ABRY and the Parent, and ABRY and the Parent shall make the capital contributions required to be made by them by this Section 2(a) based upon the amount of General and Administrative Expenses set forth in such financial statements, and such financial statements shall constitute the "report" referred to in the first sentence of this Section 2(a) for such fiscal quarter. The Company shall confirm with the Administrative Lender to its satisfaction that each such contribution has been made in full.

(b) Upon the occurrence and continuation of an Event of Default under Section 9.01(a) of the Credit Agreement, the Administrative Lender may demand that ABRY, upon twelve (12) Business Days' notice, make an equity capital contribution to the Parent in an amount sufficient to enable the Company (after the Parent contributes any such equity capital contribution amount to the Company) to make all payments necessary to cure the breaches thereunder, and the Parent agrees in turn immediately to make any such equity capital contribution to the Company (in immediately available funds) in the amount so contributed by ABRY; provided that this Agreement shall not require ABRY to make any equity capital contributions in an amount which would cause the sum of the aggregate amount of the equity capital contributions made by ABRY to the Parent or the Company plus the aggregate amount of Cure Sub Loans (as defined below), to exceed $50,000,000, including equity capital contributions and Cure Sub Loans previously made. Upon the occurrence and continuation of an Event of Default under Section 9.01(c) of the Credit Agreement with respect to the financial covenants set forth in Sections 8.01(a), (b), (c), (d), and (e) thereof, the Administrative Lender may demand that ABRY, upon twelve (12) Business Days' notice, make an equity capital contribution to the Parent or a Cure Sub Loan to the Company in an amount equal to the amount sufficient to cause the Company to be in compliance with all of the financial covenants set forth in Sections 8.01(a), (b), (c), (d), and (e) of the Credit Agreement immediately following such equity capital contribution or Cure Sub Loan, and, in the case of an equity capital contribution, the Parent agrees in turn immediately to make an equity capital contribution to the Company (in immediately available funds) in the amount of any such equity capital contribution so contributed by ABRY; provided that this Agreement shall not require ABRY to make any equity capital contributions or Cure Sub Loans in an amount which would cause the aggregate amount of the equity capital contributions and Cure Sub Loans made by ABRY to the Parent or the Company to exceed $50,000,000, including equity capital contributions or Cure Sub Loans previously made. The Company agrees to use all funds received pursuant to the second sentence of this Section with respect to the financial covenants set forth in Sections 8.01(a) and (b) of the Credit Agreement to permanently reduce the Available Commitment. The amount required to cure the financial covenants in Sections 8.01(c), (d) and (e) of the Credit Agreement shall be equal to the amount which, assuming that the Debt for Borrowed Money under the Credit Agreement had been reduced by such amount, and the ratios referred to therein were recomputed on a pro forma basis giving effect to such reduction (as if such reduction had occurred (i) on the first day of the twelve-month period referred to in clause (b) of
     Section 8.01(c) of the Credit Agreement, for purposes of Section 8.01(c) of the Credit Agreement, (ii) on the last day of the fiscal quarter referred to in Section 8.01(d) of the Credit Agreement, for purposes of Section 8.01(d) of the Credit Agreement and (iii) on the first day of the twelve-month period referred to in clause (b) of Section 8.01(e) of the Credit Agreement, for purposes of Section 8.01(e) of the Credit Agreement, would cause the Company to be in compliance with such covenants. For the purposes of this Agreement, "CURE SUB LOAN" means, for the purpose of effecting a cure under Section 8.01(a)(i) and/or Section 8.01(b)(i) of the Credit Agreement only, a subordinated loan made by ABRY to the Company that meets each of the following conditions: (a) such subordinated loan must be made in immediately available cash funds and such subordinated loan must be fully and deeply subordinated to all other debt of the Company on terms and conditions, and subject to documentation acceptable to the Majority Lenders in their sole discretion, (b) such subordinated loan shall not provide for any current pay interest or principal, except payments of interest in kind,
     (c) such subordinated loan shall not mature but shall convert to common equity of the Parent in not more than one year from its date of issuance upon terms and conditions acceptable to the Majority Lenders and (d) all such subordinated indebtedness in the aggregate at any one time outstanding may not exceed an amount equal to $10,000,000.

(c) On each Quarterly Date throughout the term of this Agreement, or if later, when ABRY receives the requisite report or notice for the quarterly period in question, ABRY agrees to make a capital contribution to the Parent in immediately available funds in an amount equal to 100% of the amount equal to the difference between any cash distribution of 95% of taxable income required to maintain the Parent's REIT Status minus the amount of the maximum tax liability of ABRY and its partners (determined as if each such partner were a corporation subject to United States federal income tax and any state tax which would be applicable to a non-exempt corporation) as a result of such operations of the Parent, the Company, and its Subsidiaries on a consolidated basis, taking into account all tax benefits available to such Persons as a result of such operations; provided that this Agreement shall not require ABRY to make any capital contributions in an amount which would cause the aggregate amount of the capital contributions made by ABRY to the Parent or the Company to exceed $50,000,000, including capital contributions previously made.

(d) Parent agrees to contribute to the capital of the Company (in immediately available funds) all amounts contributed to the Parent by ABRY.

(e) In consideration for each capital contribution made by ABRY to the Parent, the Parent shall issue to ABRY shares of the Parent's Class E Common Stock
     in accordance with Stockholders Agreement.   Each capital contribution by
     ABRY to the Parent or by the Parent to the Company required under any of the Sections 2(a), (b) and (c) hereunder shall not be subject to any repayment obligation by the Company to the Parent or by the Parent to ABRY (other than the obligation of the Parent or the Company, as the case may be, to make distributions in respect of its capital stock (if and when such distributions are made) in the manner provided in its certificate of incorporation). Any Subordinated Debt issued to ABRY shall not be deemed to be a capital contribution for purposes of this Agreement.

     SECTION 3. Representations and Warranties. Each of ABRY, the Parent, and
                ------------------------------
the Company represents and warrants, as to itself, to the Lenders and the Administrative Lender that:

           (a) Each of ABRY and the Parent is a limited partnership or corporation, respectively, duly organized, validly existing, and in good standing under the Laws of the State of Delaware;

           (b) Each of ABRY and the Parent is qualified to do business in all jurisdictions where the nature of its business or properties require such qualification except where the failure to so qualify would not cause a Material Adverse Change;

           (c) Each of ABRY, the Parent, and the Company has duly authorized the execution, delivery, and performance of this Agreement;

           (d) no consent of the partners of ABRY or stockholders of the Parent or the Company (except any consent already obtained) is required as a prerequisite to the validity and enforceability of this Agreement to be executed by ABRY, the Parent, or the Company;

           (e) Each of ABRY, the Parent, and the Company has full legal right, power, and authority to execute, deliver, and perform under this Agreement;

           (f) this Agreement constitutes the legal, valid, and binding obligations of ABRY, Parent, and the Company enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable Debtor Relief Laws);

           (g) the execution and delivery of this Agreement, and performance hereunder, do not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any properties of ABRY, the Parent or the Company under, or require any consent (other than consents already obtained), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to, the governance documents of ABRY, the Parent, or the Company, any award of any arbitrator, or any agreement, instrument, or Law to which ABRY, the

     Parent, the Company or any of its properties is subject;

          (h)   ABRY is Solvent;

          (i) the value of the consideration received and to be received by ABRY is reasonably worth at least as much as the liability and obligation of ABRY hereunder, and such liability and obligation may reasonably be expected to benefit ABRY directly or indirectly;

          (j) ABRY is familiar with, and has independently reviewed books and records regarding, the financial condition of the Company and the Parent; and

          (k) neither the Lenders nor any of its officers or agents has made any representation, warranty or statement to ABRY regarding the financial condition of the Company or the Parent in order to induce ABRY to execute this Agreement.

     SECTION 4.  Breach of this Agreement.  In the event of a breach by the
                 ------------------------
Company, ABRY, or the Parent of this Agreement, the Administrative Lender shall have all rights and remedies afforded to it at law or in equity, including the right to demand specific performance. In addition, this Agreement shall be deemed to be a Loan Paper, and a breach of any covenant by the Company, ABRY, or the Parent of any of its respective obligations hereunder shall be an Event of Default under the Credit Agreement.

     SECTION 5.  Further Assurances.  Each of ABRY, the Company, and the Parent
                 ------------------
shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Administrative Lender, as the Administrative Lender or any Lender may reasonably deem necessary in connection with this Agreement.

     SECTION 6.  Miscellaneous.
                 -------------

         (a) ABRY and the Parent each hereby agrees that its obligations under the terms of this Agreement shall not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or guaranty for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of the Credit Agreement or any other Loan Paper without the notification of ABRY or the Parent (the right to such notification being herein specifically waived by ABRY and the Parent); provided, ABRY and the Parent do not waive their right to notice and consent to any amendment or modification of, the Credit Agreement, which modification or amendment could increase the amount of the liability, or the likelihood that ABRY or the Parent will be required to make any capital contribution, pursuant hereto (it being expressly understood that nothing herein shall be construed to refer to course of dealing by the Administrative Lender or the Lenders); (iv) the insolvency, bankruptcy, or lack of corporate or other power of the Company, whether now existing or hereafter occurring; (v) pursuant to this Agreement, any renewal or extension of the payment of any or all of the Obligations, either with or without notice to or consent of ABRY and the Parent, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Lenders to the Company, ABRY, the Parent, or any other Person liable for the Obligations provided, ABRY and the Parent do not waive their right to
                     --------
     notice and consent to any renewal or extension of the Credit Agreement, which could increase the amount of the liability of ABRY or the Parent or the likelihood that ABRY or the Parent will be required to make a capital contribution hereunder (it being expressly understood that nothing herein shall be construed to refer to course of dealing by the Administrative Lender or the Lenders); (vi) any neglect, delay, omission, failure, or refusal of the Lenders to take or prosecute any action for the collection of any of the Obligations or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Obligations; (vii) any failure of the Lenders to notify ABRY or the Parent of any renewal, extension, or assignment of the Obligations or any part thereof (provided that, any renewal or extension of
                                      --------
     the Obligations to the extent the same could increase the amount of the liability, or the likelihood that ABRY and the Parent will be required to make any capital contribution pursuant to, this Agreement will require the consent of ABRY), or the release of any security, or of any other action taken or refrained from being taken by the Lenders, it being understood that (except as specifically provided in this Agreement) the Lenders shall not be required to give ABRY and the Parent any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations (it being expressly understood that nothing herein shall be construed to refer to course of dealing by the Administrative Lender or the Lenders); (viii) the unenforceability of all or any part of the Obligations against the Company or any other Person by reason of the fact that the Obligations, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers creating same acted in
                             ----- -----
     excess of their authority, or the Note being nonrecourse as to the Company, or for any other reason; or (ix) any payment by the Company or any other Person to the Lenders is held to constitute a preference under any Debtor Relief Law or if for any other reason any Lender is required to refund such payment or pay the amount thereof to another Person.

         (b) This Agreement shall be an absolute and continuing obligation of payment of ABRY and the Parent, and the circumstances that at any time or from time to time the Obligations under the Credit Agreement may be paid in full shall not affect the obligation of ABRY or the Parent to make any capital contribution which may be required hereby, subject to the terms of this Agreement.

        (c) If ABRY or the Parent becomes liable for any indebtedness owing by the Company to the Lenders by endorsement or otherwise, other than this Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Lenders hereunder shall be cumulative of any and all other rights which the Lenders may ever have against ABRY or the Parent. The exercise by the Lenders of any Right or remedy hereunder or under any other instrument shall not preclude the concurrent or subsequent exercise of any other Right or remedy.

       (d) It shall not be necessary for the Lenders, in order to enforce the right to require ABRY or the Parent to make a capital contribution pursuant to this Agreement, first to institute suit or exhaust their remedies against the Company, or other Persons liable for the Obligations, or to enforce their Rights against any security which shall ever have been given to secure the Obligations, this Agreement being in no way conditional or contingent.

       (e) ABRY and the Parent each hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against the Company or any other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, and Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

       (f) The Obligations shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim or defense of the Company or any other Person against the Lenders or against payment of the Obligations, whether such offset, claim, or defense arises in connection with the Obligations or otherwise.

     SECTION 7.  Waiver of Subrogation.
                 ---------------------

     (a)  ABRY and the Parent shall not assert, enforce, or otherwise exercise
(a) any right of subrogation to any of the rights or liens of the Lenders or any other beneficiary against the Company or any other Person obligated to the Lenders or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company or any other Person on all or any part of the Obligations or any guarantor thereof, and ABRY hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, any collateral or other security given to the Lenders or any other beneficiary to secure payment of the Obligations. The provisions of this Section 7 shall survive for a period of a year and one day following the termination of this Agreement, and any satisfaction and discharge of the Company by virtue of any payment, court order, or Law.

     (b) The provisions of this Section 7 shall be valid and effective if and to the extent that as a result of a final, non-appealable decision by a court of competent jurisdiction, it is determined that (i) ABRY or the Parent is an "insider" (as that term is used in 11 U.S.C. /S/547)
of any other Person (which other Person is the subject of a proceeding under a Debtor Relief Law), and (ii) a transfer of an interest in property of such other Person to the Lenders is an avoidable transfer under 11 U.S.C. /S/547 (or other applicable Debtor Relief Law) and recoverable under 11 U.S.C. /S/550 (or other applicable Debtor Relief Law) and such transfer otherwise would not have been so avoidable and so recoverable but for the determination under clause (i) above
                                                             ----------
that ABRY and the Parent is an "insider" of such other Person.

  SECTION 8.  Termination of this Agreement.  This Agreement shall terminate
              -----------------------------
when all Obligations of the Company under the Credit Agreement are paid in full and no commitments remain outstanding thereunder. As of the date hereof, the Capital Contribution Agreement dated as of February 26, 1998 between ABRY, the Company, and the Administrative Lender is hereby terminated.

  SECTION 9.  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

  SECTION 10.  ENTIRE AGREEMENT.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT
               ----------------
BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  SECTION 11.  GOVERNING LAW
               -------------

 . (a) THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH OF ABRY, THE PARENT, AND THE COMPANY AGREES THAT THE COURTS OF TEXAS WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

        (B) EACH OF THE COMPANY, THE PARENT, AND ABRY HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. IN ADDITION, EACH OF THE COMPANY, THE PARENT, AND ABRY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY, THE PARENT, OR ABRY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT BY IT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE LENDER OR ANY LENDER TO SERVE LEGAL PROCESS IN

ANY OTHER MANNER PERMITTED BY LAW.

  SECTION 12.  WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW,
               --------------------
THE COMPANY, THE PARENT, ABRY AND EACH LENDER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

  SECTION 13. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, at the address or number listed below such Person set forth on the signature page. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received.

  SECTION 14. Assignment. This Agreement is not assignable, except that either the Parent or the Company may assign its rights to the Administrative Lender for the benefit of the Lenders, and the Administrative Lender and each of the Lenders may assign or otherwise transfer all or any portion of its rights and obligations hereunder in connection with an assignment under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Administrative Lender and the Lenders herein or otherwise.

  IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

COMPANY:                                        PINNACLE TOWERS INC.

1549 Ringling Boulevard
3rd Floor                                       ------------------------------
Sarasota, Florida 34236                         By:---------------------------
Telephone:  (941) 364-8886                      Its:--------------------------
Telecopy:   (941) 364-8761



PARENT:                                         PINNACLE HOLDINGS INC.

1549 Ringling Boulevard
3rd Floor                                       -----------------------------
Sarasota, Florida 34236                         By:--------------------------
Telephone:  (941) 364-8886                      Its:-------------------------
Telecopy:   (941) 364-8761

                                                ABRY BROADCAST PARTNERS II, L.P.
18 Newbury Street                               By ABRY Capital, L.P.
Boston, MA 02116                                Its General Partner
Telephone:                                      By ABRY Holdings, Inc.,
Telecopy:                                       Its General Partner


                                                -----------------------------
                                                By:
                                                Its:


                                                NATIONSBANK, N.A., as
                                                Administrative Lender, and
                                                individually as a Lender

901 Main Street
64th Floor
Dallas, TX  75202
Attn: Ms. Roselyn Reid                          -----------------------------
Telephone: (214) 508-0860                       By:  Roselyn Reid
Telecopy:  (214) 508-9390                       Its:  Vice President

                                                GOLDMAN SACHS CREDIT PARTNERS
                                           L.P.
Address:
85 Broad
17th Floor                                      -------------------------------
New York, New York  10001                       By: ---------------------------
                                                Its: --------------------------
Attn.:  Rich Katz
Telephone:  (212) 902-5492
Telecopy:  (212) 357-4451



                                                BANKBOSTON, N.A.

Address:
Media & Communications Department
100 Federal Street, 01-08-08
Boston, Massachusetts  02110                    -------------------------------
Attn.:  Mr. Lenny Mason                         By:----------------------------
                                                Its:---------------------------
Telephone:  (617) 434-6489
Telecopy:   (617) 434-3401



                                                SOCIETE GENERALE, NEW YORK
                                                   BRANCH

Address:
1221 Avenue of the Americas
11th Floor
New York, New York  10020                       -------------------------------
Attn.:  Mr. John Sadik-Khan                     By:----------------------------
                                                Its:---------------------------
Telephone:  (212) 278-6873
Telecopy:   (212) 278-6240

                                                BANK OF AMERICA

Address:
335 Madison Avenue, 5th Floor
New York, NY 10286                              ------------------------------
Attn.:  Carl Salas                              By:---------------------------
                                                Its:--------------------------
Telephone: (212) 503-3425
Telecopy:  (212) 503-7173


                                                UNION BANK OF CALIFORNIA, N.A.

Address: 445 South Figueroa Street
Los Angeles, CA  90071                          ------------------------------
Attn.:  Kristina Mouzakis                       By:---------------------------
                                                Its:--------------------------
Telephone:  (213) 236-7580
Telecopy:   (213) 236-5747